EXHIBIT 99.1

AVIS BUDGET GROUP ANNOUNCES PRICING
OF $250 MILLION OF SENIOR NOTES

PARSIPPANY, N.J., September 21, 2011 — Avis Budget Group, Inc. (NASDAQ: CAR) (the “Company”) announced today that its wholly-owned subsidiary, AE Escrow Corporation, has priced an offering of $250 million aggregate principal amount of 9.75% senior notes due 2020.  The sale of the new notes is expected to be completed on or about October 3, 2011, subject to customary closing conditions.

The notes were priced at par, and the proceeds of the offering will be placed in escrow pending the completion of the Company’s previously announced acquisition of Avis Europe plc (“Avis Europe”).  At the time the proceeds are released from escrow, the notes will become senior unsecured obligations of Avis Budget Car Rental, LLC and will be guaranteed on a senior basis by Avis Budget Group, Inc. and certain of its domestic subsidiaries.  Avis Budget Group intends to use the net proceeds of the offering primarily to partially fund the acquisition of Avis Europe and pay fees and expenses in connection with the acquisition and the offering.

The notes and the related guarantees will be offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act. The notes and the related guarantees have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

This press release shall not constitute an offer to sell nor the solicitation of an offer to buy the notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful. Any offers of the notes will be made only by means of a private offering memorandum.

Forward-Looking Statements
This press release contains certain forward-looking statements that are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to, the anticipated acquisition of Avis Europe and whether the offering will be completed.  Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in Avis Budget Group's Annual Report on Form 10-K for the year ended December 31, 2010 and

Quarterly Report on Form 10-Q for the period ended June 30, 2011, including under headings such as “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other filings and furnishings made by the Company with the SEC from time to time.  Except to the extent required by applicable federal securities laws, the Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

About Avis Budget Group, Inc.
Avis Budget Group is a leading vehicle rental operator in the United States, Canada, Australia, New Zealand and certain other regions through its Avis and Budget brands.  In addition, the Company has licensed operations in more than 100 countries that allow it to serve commercial and leisure travelers throughout the world and has an agreement to acquire Avis Europe plc, its licensee in Europe, the Middle East, Africa and parts of Asia.  Avis Budget Group is headquartered in Parsippany, N.J. and has more than 21,000 employees.  For more information about Avis Budget Group, visit www.avisbudgetgroup.com.

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Media Contact:                                                                                                          Investor Contact:

John Barrows                                                                                                             Neal Goldner
(973) 496-7865                                                                                                            (973) 496-5086
PR@avisbudget.com                                                                                                IR@avisbudget.com